UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	N/A
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 15, 2015, Seagate Technology public limited company (the “Company”), its wholly owned subsidiary, Seagate HDD Cayman (“the Borrower”), The Bank Of Nova Scotia, as administrative agent (the “Administrative Agent”), and the lenders party thereto (the “Lenders”) entered into a Third Amendment to the Credit Agreement (the “Amendment”), which amended that certain Credit Agreement, dated as of January 18, 2011 (as amended prior to January 15, 2015, the “Credit Agreement”), among  the Company, the Borrower, the Lenders and the Administrative Agent.

The Amendment increases the borrowing capacity on the Company’s revolving credit facility pursuant to the Credit Agreement from $500 million to $700 million and adjusts the ratings-based pricing grid, including a reduction in the commitment fee rate payable under the Company’s revolving credit facility. The Amendment also extends the maturity date on the Credit Agreement until January 15, 2020, provided that if the Borrower does not have Investment Grade Ratings (as defined in the Credit Agreement) on August 15, 2018, then the maturity date will be August 16, 2018 unless certain extension conditions have been satisfied. As of January 15, 2015, there were no borrowings against the Company’s revolving credit facility.

The description of the Amendment above is a summary and is qualified in its entirety by the Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Third Amendment to Credit Agreement, dated as of January 15, 2015, among Seagate Technology public limited company, Seagate HDD Cayman, The Bank of Nova Scotia, as administrative agent, and the lenders party thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ PATRICK J. O’MALLEY, III
Name:	Patrick J. O’Malley
Title:	Executive Vice President and Chief Financial Officer

Date: January 15, 2015

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